EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1998 included in Allied Waste Industries, Inc.'s Form 10-K for the year ended December 31, 1997, of our report dated June 30, 1998, included in Allied Waste Industries, Inc.'s Current Report on Form 8-K/A-1 filed August 28, 1998, and of our report dated October 16, 1998, included in Allied Waste Industries, Inc.'s Current Report on Form 8-K filed October 29, 1998.





                                                     ARTHUR ANDERSEN LLP





Phoenix, Arizona,
   December 10, 1998.